Exhibit 10.34
THE CARLYLE GROUP INC.
[__] OUTSIDE DIRECTOR DEFERRAL AND STOCK ELECTION FORM
This election relates to the restricted stock unit awards (“RSUs”) and cash fees (“Cash Compensation”)
anticipated to be granted or paid to non-employee directors of The Carlyle Group Inc.’s (the “Company”)
Board of Directors (the “Board”) for services performed in [__]. Capitalized terms not otherwise defined herein shall have the same meanings as set forth in The Carlyle Group Inc. Amended and Restated 2012
Equity Incentive Plan (as may be amended and/or restated from time to time, the “Plan”).

A.Director Name: ________________________________________________

B.Election for [__] Annual RSU Grant
The portion of your annual retainer that is paid in the form of an annual RSU grant awarded to you under the Plan normally provides for vesting and delivery of the underlying Shares of the
Company’s common stock upon the earliest to occur of (i) the first anniversary of the grant date,
(ii) the date of your death or Disability or (iii) the date of your involuntary separation without
Cause within 12 months following a Change in Control.  Complete the following election if you wish to irrevocably elect to defer distribution of the Shares of common stock that are deliverable upon the vesting of the RSUs granted to you in [__] as part of your annual retainer for your service on the Board that would otherwise be delivered to you on the scheduled vesting date to a subsequent calendar year.
**If you do not elect to defer your RSU Shares, the distribution of Shares will occur on the normal vesting date determined pursuant to the RSU award agreement.

Irrevocable Election to Defer Distribution of Shares Underlying Regular [__] RSU Grants
(check only one of the boxes below):
☐I hereby irrevocably elect to defer the distribution of the Shares of common stock underlying my [__] RSU grants until the date of my separation from service from the
Board.
☐I hereby irrevocably elect to defer the distribution of the Shares of common stock underlying my [__] RSU grants until [__].
☐I hereby irrevocably elect to defer the distribution of the Shares of common stock underlying my [__] RSU grants until [__].
☐I hereby irrevocably elect to defer the distribution of the Shares of common stock underlying my [__] RSU grants until the earlier of (i) the date of my separation from service from the Board or (ii) [__].
2
☐I hereby irrevocably elect to defer the distribution of the Shares of common stock underlying my [__] RSU grants until the earlier of (i) the date of my separation from service from the Board or (ii) [__].
☐I do not wish to make a deferral election with respect to my [__] RSU Grants.

C.Election to Receive Deferred RSUs or Fully Vested Shares of Common Stock in Lieu of
[__] Cash Compensation
The portion of your annual retainer (including any additional cash retainer for service as the
Board’s lead independent director or as the chairperson for a committee of the Board) that is paid in Cash Compensation is paid in monthly installments (i.e., the Cash Compensation for [__] will be paid in twelve substantially equal monthly installments from January [__] to December [__]).
Complete the following election if you wish to irrevocably elect to receive either (i) fully vested deferred RSUs or (ii) fully vested non-deferred Shares in lieu of the portion of your Cash
Compensation that would otherwise be earned and payable to you during [__] in respect of your services to be rendered as a director during [__].  The number of fully vested deferred RSUs or fully vested non-deferred Shares that you receive pursuant to this election will be calculated and granted to you on [__] based on the Fair Market Value of the Company’s Shares as of such date.
**If you do not elect to receive fully vested deferred RSUs or fully vested non-deferred Shares in lieu of your [__] Cash Compensation, then your Cash Compensation for [__] will continue to be paid in cash on the regularly scheduled payment dates.

Irrevocable Election to Receive Fully Vested Deferred RSUs or Fully Vested Non-Deferred Shares
in Lieu of [__] Cash Compensation (check only one of the boxes below):
☐In lieu of my [__] Cash Compensation, I hereby irrevocably elect to receive fully vested non-deferred Shares on the date set forth above.
☐In lieu of my [__] Cash Compensation, I hereby irrevocably elect to receive fully vested
RSUs which provide for distribution of their underlying Shares on the date of my separation from service from the Board.
☐In lieu of my [__] Cash Compensation, I hereby irrevocably elect to receive fully vested
RSUs which provide for distribution of their underlying Shares on [__].
☐In lieu of my [__] Cash Compensation, I hereby irrevocably elect to receive fully vested
RSUs which provide for distribution of their underlying Shares on [__].
☐In lieu of my [__] Cash Compensation, I hereby irrevocably elect to receive fully vested
RSUs which provide for distribution of their underlying Shares on the earlier of (i) the date of my separation from service from the Board or (ii) [__].
☐In lieu of my [__] Cash Compensation, I hereby irrevocably elect to receive fully vested
RSUs which provide for distribution of their underlying Shares on the earlier of (i) the date of my separation from service from the Board or (ii) [__].
3
☐I do not wish to make an election to receive fully vested deferred RSUs or fully vested non-deferred Shares in lieu of my [__] Cash Compensation.

D.Acknowledgements Regarding Elections
If you are making elections with respect to your [__] RSUs and/or [__] Cash Compensation, you hereby acknowledge the following additional terms and conditions applicable to any deferred RSUs or non-deferred Shares:

Irrespective of any deferral election made with respect to the regular [__] RSU grants pursuant to
Section B of this election form, any such [__] RSU grants will remain subject to the vesting and corresponding forfeiture terms set forth in the Plan and the relevant award agreement.
The distribution of Shares underlying any deferred RSUs subject to deferral elections under
Sections B or C of this election form will be accelerated upon the occurrence of a Change in
Control (irrespective of whether or not you experience a separation from service following such
Change in Control) or upon the occurrence of the director’s death or Disability.
This deferral election and/or stock election relates solely to RSUs and Cash Compensation scheduled to be granted or paid in [__], and will not affect RSUs or Cash Compensation granted or paid in earlier or later calendar years.
In the event that the Company pays any cash dividends on Shares while you hold deferred vested
RSUs that have not yet been settled in Shares (i.e., more than one year after the grant date in the case of RSUs deferred pursuant to Section B or at any time following the grant date, in the case of
RSUs deferred pursuant to Section C), then you shall receive payment in cash of an amount equal to the dividends that would have been payable with respect to the Shares underlying your RSUs if such Shares had been outstanding, with such cash amounts to be paid to you within 30 days of the applicable dividend payment date.

E.E. Signature
_____________________________________________
Signature
Date: ________________________
Receipt is hereby acknowledged:
THE CARLYLE GROUP INC.
By: _________________________________________
Name:
Title:
Date: ________________________